As filed with Securities and Exchange Commission on October 10, 2001
Registration No. 333-58114

     UNITED STATES
     SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

     POST-EFFECTIVE AMENDMENT NO. 1 TO
     FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

     PAYSTAR CORPORATION
     (Exact name of registrant as specified in its charter)

     NEVADA                                             86-0885565
State or other jurisdiction of                    I.R.S. Employer I.D. No.
incorporation or organization

1110 WEST KETTLEMAN LANE, SUITE 48, LODI, CALIFORNIA               95240
(Address of Principal Executive Office)                         (Zip Code)

     PAYSTAR CORPORATION
     2000 STOCK OPTION/STOCK ISSUANCE PLAN
     and
     PAYSTAR CORPORATION
     1998 EMPLOYEE STOCK OPTION PLAN
     (Full title of the plan)

     HARRY T. MARTIN, CHIEF FINANCIAL OFFICER
     1110 WEST KETTLEMAN LANE, SUITE 48, LODI, CALIFORNIA 95240
     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (209) 339-0484

                         CALCULATION OF REGISTRATION FEE

                    Proposed       Proposed
Title of            Maximum        Maximum
Securities          Amount         Offering     Aggregate         Amount of
to be               to be          Price Per    Offering          Registration
Registered          Registered     Share(2)     Price             Fee

Common Stock     7,000,000(1)     $0.4575     $3,202,500          $801
$.001 par value

     (1) 7,000,000 additional shares of common stock, $.001 par value (the
"Common Stock"), of PayStar Corporation (the "Registrant") are being registered for issuance pursuant to the PayStar Corporation 2000 Stock
Option/Stock Issuance Plan, as amended (the "2000 Stock Option/Stock Issuance
Plan").  These shares reflect an increase of 7,000,000 shares authorized under the Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

     (2)This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the
Securities Act, calculated on the basis of the average of the bid and asked price of the Common Stock as of September 26, 2001.

     EXPLANATORY NOTE

     PayStar Corporation (the "Registrant") hereby files this Post-effective
Amendment No. 1 to its Registration Statement on Form S-8 (Registration
Statement No. 333-58114) with the Securities and Exchange Commission for the purpose of registering an additional 7,000,000 shares of the Registrant's common stock, par value $0.001 per share, issuable pursuant to the PayStar
Corporation 2000 Stock Option/Stock Issuance Plan, as amended (the "2000 Stock
Option/Stock Issuance Plan").  The original Registration Statement was filed on April 2, 2001.  Pursuant to General Instruction E to Form S-8, the
Registrant incorporates by reference herein the contents of the previously filed Registration Statement, including the information incorporated therein by reference.

Originally, 3,000,000 shares of the Registrant's common stock were authorized for issuance under the 2000 Stock Option/Stock Issuance Plan.  However, by
shareholder consent effective September 26, 2001, the Registrant's shareholders approved an amendment to the 2000 Stock Option/Stock Issuance
Plan to increase the aggregate number of shares of common stock authorized under the 2000 Stock Option/Stock Issuance Plan from 3,000,000 to 10,000,000.
This Post-Effective Amendment No. 1 covers the increase of 7,000,000 shares of common stock issuable under the 2000 Stock Option/Stock Issuance Plan , bringing the total number of authorized shares to 10,000,000.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.  The following exhibits are included with this
Post-Effective Amendment:

Exhibit No.     Description                                                         Location

5.1          Opinion and consent of Ronald N. Vance, P.C. with respect
              to legality of the original issuance of securities being registered   Attached
23.1         Consent of Andersen Andersen & Strong LC                               Attached
23.2         Consent of Ronald N. Vance, P.C.  (Included in Exhibit 5.1)               --

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lodi, California, on September 27,
2001.

                              PayStar Corporation

                                 By /s/ William D. Yotty
                                        William D. Yotty, Chairman & CEO

     Pursuant to the requirements of the Securities Act of 1933, this
Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

September 27, 2001                  /s/ William D. Yotty
                                        William D. Yotty, Director

September 27, 2001                  /s/ Harry T. Martin
                                        Harry T. Martin, Chief Financial Officer
                                       (Principal Financial and Accounting Officer)

September 27, 2001                  /s/ Clifford Goehring
                                        Clifford Goehring, Director

September 27, 2001                  /s/ Ed Bevilacqua
                                        Ed Bevilacqua, Director

September 27, 2001                  /s/ Barry Schaffer
                                        Barry Schaffer, Director